SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                 FORM 8-K/A
                               AMENDMENT NO. 1


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                              September 19, 2003
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements are filed herewith:

     (A) Audited Statement of Oil and Gas Revenue and Direct Lease Operating Expenses of the Davis Properties for the year ended June 30, 2003.

     (B) Condensed pro forma combined financial statements of Delta Petroleum Corporation for the three months then ended and for the year ended June 30, 2003.


     EXHIBITS:

     Exhibit
     Number                        Description

     10.1 Purchase and Sale Agreement with Edward Mike Davis and Edward Mike Davis, L.L.C. *

     10.2 First Amendment to Purchase and Sale Agreement with Edward Mike Davis and Edward Mike Davis, L.L.C. *

     10.3 Registration Rights Agreement with Edward Mike Davis and Edward Mike Davis, L.L.C. *

______________________

*  Previously filed.

                         INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the Davis Properties") of Edward Mike Davis LLC and Edward Mike Davis, individually (collectively "Davis") acquired by Delta Petroleum Corporation for the year ended June 30, 2003. This financial statement is the responsibility of Davis. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of oil and gas revenue and direct lease operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses, depletion expense and other indirect expenses, have not been presented as management of the Davis Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Davis Properties or such costs are not applicable to the future operations of the properties.

     In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above present fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the Davis Properties for the year ended June 30, 2003, in conformity with generally accepted accounting principles.



November 24, 2003

                              DAVIS PROPERTIES

                      STATEMENTS OF OIL AND GAS REVENUE

                     AND DIRECT LEASE OPERATING EXPENSES






                                          Year Ended
                                        June 30, 2003
                                      ------------------

Oil and Gas Revenue                       3,619,000
Direct Lease Operating Expenses             478,000
                                          ---------

Excess Revenue Over
   Direct Operating Expenses            $ 3,141,000
                                         ==========















              See accompanying notes to financial statements.

                  NOTES TO DAVIS PROPERTIES STATEMENTS OF

           OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES

                     FOR THE YEAR ENDED JUNE 30, 2003



1) PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statement present the revenues and direct lease operating expenses of certain oil and gas properties acquired by Delta Petroleum Corporation ("Delta") from Edward Mike Davis LLC and Edward Mike Davis, individually (the "Davis Properties") for the year ended June 30, 2003. The Davis Properties include operations and a 90% working interest in the producing Christianson Field and two other fields. The first well drilled on the Christianson field did not begin selling oil and gas until August of 2002. The acquisition also includes approximately 100,000 acres of unproved undeveloped prospect leases in Washington County, Colorado, and approximately 20,000 acres of unproved undeveloped prospect leases in Laramie County, Wyoming.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the Davis Properties was prepared to comply with certain rules and regulations of the Securities and Exchange Commission and include 100% of the property interests acquired. Full historical financial statements including general and administrative expenses, depletion expense and other indirect expenses, have not been presented as management of the Davis Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Davis Properties or such costs are not applicable to the future operations of the properties. Accordingly, this financial statement is not indicative of the operating results, subsequent to the acquisition.

     Revenue in the accompanying statements of oil and gas revenue and direct lease operating expenses is recognized on the sales method.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the properties as well as production taxes and monthly administrative overhead costs charged by the operator.

2) SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

1) ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of proved developed future net recoverable oil and gas reserves of the Davis Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the Davis Properties are not significant.

Reserve Quantities

                                          Oil and Condensate Natural Gas
                                          ------------------------------
                                             (bbls)           (Mcf)
                                            ---------         -----

          Balance, July 1, 2002                 -               -
            Discoveries, net                 573,000            -
            Production                      (133,000)           -
                                            --------           ---
          Balance, June 30, 2003             440,000            -
                                            ========           ===


2)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, due to available net operating loss carry forwards of the Company. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

     The standardized measure of discounted future net cash flows is as follows:

                                          Davis
                                      June 30, 2003
                                      -------------

Future cash flows                     $ 15,240,000
Future production costs                 (3,017,000)
Future development costs                     -
Future income tax expense               (2,362,000)
                                      ------------
Future net cash flows                    9,861,000
Discounted factor of 10%
  for estimated timing of
  future cash flows                     (1,997,000)
                                      ------------
Standardized measure of
 discounted future cash flows         $  7,864,000
                                      ============


C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOW RELATING TO PROVED OIL AND GAS RESERVES

     An analysis of the changes in the total standardized measure of discounted future net cash flows is as follows:

       Balance, July 1, 2002                     $        -
       Changes resulting from:
         Discoveries, net                         11,005,000
         Sales of oil and gas, net of
          production costs                        (3,141,000)
                                                 -----------
       Balance, June 30, 2003                    $ 7,864,000
                                                 ===========

                        DELTA PETROLEUM CORPORATION
                  CONDENSED PRO FORMA FINANCIAL STATEMENTS

     On September 19, 2003, we completed an acquisition of certain production and drilling prospects in Colorado and Wyoming from Edward Mike Davis LLC and Edward Mike Davis, individually (collectively, "Davis"), pursuant to the terms of a purchase and sale agreement effective as of August 1, 2003. The total consideration paid for these properties was 1,000,000 shares of our common stock and $8 million, of which $2 million was paid in cash and $6 million in the form of a short-term promissory note payable which was paid on October 3, 2003. The shares issued were recorded at a price of $5.15, a five day average surrounding the announcement of the transaction. We recorded an upward purchase price adjustment of approximately $318,000 which reflects the acquisition related costs in excess of net operating income from the effective date of August 1, 2003 through the closing date of September 19, 2003. The total acquisition cost of $13,468,000 was allocated between proved developed producing of $6,318,000 and unproved undeveloped of $7,150,000 based on preliminary information. The acquisition of the Davis properties has been reflected in the September 30, 2003 balance sheet of Delta included in its Form 10Q for the quarter ended September 30, 2003.

     The accompanying unaudited condensed pro forma statements of operations for the three months ended September 30, 2003 and for the year ended June 30, 2003 assume that the acquisition of the Davis Properties occurred as of July 1, 2002. No general and administrative or other indirect costs related to the Davis Properties have been reflected in the historical results of the Davis Properties nor have they been reflected in proforma adjustments as it is not practical to allocate such costs for the historical statement or estimate such costs for proforma purposes. These statements should be read in conjunction with the historical financial statements and related notes of the Company.

     The accompanying unaudited pro forma financial statements do not purport to represent what our results of operations would actually have been had the acquisition discussed above occurred on the dates indicated, or to project our results of operations for any future period. The pro forma statements of operations do not reflect any synergies or other operating benefits which may be realized from the integration of the Delta and Davis activities.

                        DELTA PETROLEUM CORPORATION
           Unaudited Condensed Pro Forma Statement of Operations
                        Year Ended June 30, 2003
                           ("000's" Omitted)




                                             Delta              Davis
                                           Historical          Historical            Pro Forma
                                           Year Ended          Year Ended           Adjustments      Pro Forma
                                          June 30, 2003       June 30, 2003          (Note C)         Delta
                                          -------------       -------------        ------------     -----------
Revenue:
    Oil and gas sales                       $ 25,561             3,619                        -       $  29,180
    Gain on sale of oil and gas properties    (1,858)                -                                   (1,858)
    Other revenue                                277                 -                                      277
                                            --------           -------                  -------        --------
       Total revenue                          23,980             3,619                        -          27,599


Exploration and Production:
    Lease operating expenses                   9,479               478                       -            9,957
    Depreciation and depletion                 5,790                 -                   1,572(2)         7,362
    Exploration Expenses                         140                 -                       -              140
    Dry hole costs                               537                 -                                      537

                                            --------           -------                  -------        --------
                                              15,946               478                    1,572          17,996

Corporate general and administrative           5,021                 -                        -           5,021
                                            --------           -------                  -------        --------
       Total operating expenses               20,967               478                    1,572          23,017
                                            --------           -------                  -------        --------
Income (loss) from operations                  3,013             3,141                   (1,572)          4,582

Other income and expenses:
    Other income                                  31                 -                        -              31
    Interest expense and financing costs      (1,767)                -                     (270)(3)      (2,037)
                                                                 -
                                            --------           -------                  -------        --------
       Total other income and expenses        (1,736)                -                     (270)         (2,006)
                                            --------           -------                  -------        --------

Net income before tax effect                $  1,277             3,141                   (1,842)          2,576
    Provision for income tax expense               -                 -                        - (4)           -
Net income before cumulative effect of
    Change in accounting principle             1,277             3,141                    (1,842)         2,576
Cumulative effect of change in accounting   --------           -------                   -------       --------
    principle                                    (20)                -                         -            (20)
                                            --------           -------                   -------       --------
Net Income                                     1,257             3,141                    (1,842)         2,556
                                            ========           =======                   =======       ========
Net income per share:
    Basic                                   $   0.05                                                   $   0.11
                                            ========                                                   ========
    Diluted                                 $   0.05                                                   $   0.10
                                            ========                                                   ========
Weighted average number of common and
  potential dilutive shares outstanding:
    Basic                                     22,865                                       1,000         23,865
                                            ========                                     =======       ========
    Diluted                                   23,819                                       1,000         24,819
                                            ========                                     =======       ========

     See accompanying notes to condensed pro forma financial statements.

                       DELTA PETROLEUM CORPORATION
             Unaudited Condensed Pro Forma Statement of Operations
                     Three Months Ended September 30, 2003
                            (000's Omitted)


                                                     Delta                 Davis
                                                   Historical            Historical          Pro Forma
                                                  Quarter Ended        Quarter Ended         Adjustments   Pro Forma
                                                September 30, 2003    September 30, 2003     (Note C)       Delta
                                                ------------------    ------------------   -----------    ---------
Revenue:
   Oil and gas sales                              $ 7,756                  1,196                 (127)(1)  $ 8,825
   Realized loss on derivative instruments, net      (312)                     -                    -         (312)
                                                  -------                -------              -------       -------
        Total revenue                               7,444                  1,196                 (127)        8,513

Operating Expenses:
   Lease operating expenses                         2,326                    181                  (12)(1)     2,495
   Depreciation and depletion                       1,692                      -                  581 (2)     2,273
   Exploration expenses                               130                      -                    -           130
                                                  -------                -------              -------       -------
                                                    4,148                    181                  569         4,898

Corporate general and administrative                1,443                      -                    -         1,443
                                                  -------                -------              -------       -------
        Total operating expenses                    5,591                    181                  569         6,341
                                                  -------                -------              -------       -------
Income from operations                              1,853                  1,015                 (696)        2,172

Other income and expenses:
   Other income                                        20                      -                                 20
   Interest expense and financing costs              (509)                     -                  (68)(3)      (577)
                                                  -------                -------              -------       -------
        Total other income and expenses              (489)                     -                  (68)         (557)
                                                  -------                -------              -------       -------
Income before tax effect                          $ 1,364                  1,015                 (764)      $ 1,615
   Provision for income tax expense                     -                      -                    -(4)          -
                                                  -------                -------              -------       -------
Net income                                          1,364                  1,015                 (764)        1,615
                                                  =======                =======              =======       =======

Income (loss) per share:
   Basic                                          $  0.06                                                  $   0.07
                                                  =======                                                  ========
   Diluted                                        $  0.05                                                  $   0.06
                                                  =======                                                  ========
Weighted average number of common and
  potential dilutive shares outstanding:
   Basic                                           23,476                                                    23,476
                                                  =======                                                  ========
   Diluted                                         25,124                                                    25,124
                                                  =======                                                  ========







     See accompanying notes to condensed pro forma financial statements.

                     FINANCIAL STATEMENTS (UNAUDITED)

A)   BASIS OF PRESENTATION

     On September 19, 2003, the Company completed an acquisition of certain production and drilling prospects in Colorado and Wyoming from Edward Mike Davis LLC and Edward Mike Davis, individually (collectively, "Davis"), pursuant to the terms of a purchase and sale agreement effective as of August 1, 2003. The total consideration paid for these properties was 1,000,000 shares of our common stock and $8 million, of which $2 million was paid in cash and $6 million in the form of a short-term promissory note payable which was paid on October 3, 2003. The shares issued were recorded at a price of $5.15, a five day average surrounding the announcement of the transaction.
The Company recorded an upward purchase price adjustment of approximately $318,000 which reflects the acquisition related costs in excess of net operating income from the effective date of August 1, 2003 through the closing date of September 19, 2003. The total acquisition cost of $13,468,000 was allocated between proved developed producing of $6,318,000 and unproved undeveloped of $7,150,000 based on preliminary information. The acquisition of the Davis properties has been reflected in the September 30, 2003 balance sheet of Delta included in its Form 10Q for the quarter ended September 30, 2003.

     The Company will also be obligated to issue additional shares of common stock to Davis in the event that it is determined that valid drillable prospects for the discovery and production of hydrocarbons on certain leases, or land pooled therewith, meet certain requirements, including a determination that there are at least 1,000,000 barrels of oil or six billion cubic feet of gas, or a combination thereof, that are recoverable from an individual prospect. These prospects are referred to as "Bonus Prospects." Davis will receive up to 190,000 shares for each Bonus Prospect (not more than $950,000 worth of stock). Regardless of how many barrels of oil equivalent may be found, total contingent consideration will not exceed $9.5 million worth of Delta stock calculated at the greater of the current market price or $5 per share up to a maximum of 1,900,000 shares.

     The accompanying unaudited condensed pro forma statements of operations for the three months ended September 30, 2003 and for the year ended June 30, 2003 assume that the acquisition of the Edward Mike Davis LLC and Edward Mike Davis individually referred to as ("the Davis Properties") occurred as of July 1, 2002.

B)   ACQUISITION OF DAVIS PROPERTIES - STATEMENT OF OPERATIONS

     The accompanying unaudited condensed pro forma statements of operations for the three months ended September 30, 2003 and for the year ended June 30, 2003 assume that the acquisition of the Davis Properties occurred as of July 1, 2002. No general and administrative or other indirect costs related to the Davis Properties have been reflected in the historical results of the Davis Properties nor have they been reflected in proforma adjustments as it is not practical to allocate such costs for the historical statement or estimate such costs for proforma purposes. As these amounts are not determinable, there has been no pro forma adjustment.

     The following adjustments have been made to the accompanying condensed pro forma statements of operations for three months ended September 30, 2003 and the year ended June 30, 2003:

     (1) To eliminate the revenue and lease operating expenses for the Davis properties recorded by Delta from the closing date, September
          19, 2003, through September 30, 2003.

     (2) To record additional pro forma depletion expense giving effect to the acquisition of the Davis Properties for the period through September 18, 2003. The depletion expense was calculated using estimated proved reserves by field and the preliminary allocation of the purchase price of $6,318,000 which represents the fair market value of producing oil and gas properties acquired. The pro forma depletion and the allocation to producing properties is based on the reserve report prepared by Delta in evaluating the Davis properties.

     (3) To record interest expense for interest associated with the debt incurred in connection with the acquisition of the Davis Properties at a rate of prime plus 1/2% per annum (current rate 4.5% per annum). A one-eighth change in interest rate would have a $7,500 annual impact on interest expense.

     (4) There is no income tax provision as a result of Delta's net operating loss carry forward position and income tax valuation allowance.

C)   SUPPLEMENTAL FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

1)   ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of proved developed future net recoverable oil and gas reserves of the Davis Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the Davis Properties are not significant.


Reserve Quantities
(000's Omitted)
                                 Delta              Davis
                             June 30, 2003       June 30, 2003         Combined
                           -----------------   -----------------    -----------------
                           Oil   Natural Gas   Oil   Natural Gas    Oil   Natural Gas
                          (BBLS)   (MCF)      (BBLS)   (MCF)       (BBLS)   (MCF)
Proved developed
  producing reserves      2,608   28,611      442         -        3,050    28,611
Proved undeveloped
  non-producing
  reserves                1,090   26,589        -         -        1,090    26,589



2)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, due to available net operating loss carry forwards of the Company. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

     The standardized measure of discounted future net cash flows is as follows:


(000's Omitted)

                                        Delta                Davis
                                    June 30, 2003       June 30, 2003       Combined
                                    -------------      ------------------    --------
Future cash flows                     $424,356              $ 15,240         $439,596
Future production costs               (124,030)               (3,017)        (127,047)
Future development costs               (33,241)                    -          (33,241)
Future income tax expense              (62,390)               (2,362)         (64,752)
                                      --------              --------         --------
Future net cash flows                  204,695                 9,861          214,556
Discounted factor of 10%
  for estimated timing of
  future cash flows                    (97,484)               (1,997)         (99,481)
                                      --------              --------         --------
Standardized measure of
 discounted future cash flows         $107,211              $  7,864         $115,075
                                      ========              ========         ========


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date: December 2, 2003                By: /s/ Roger A. Parker
                                          -----------------------------
                                          Roger A. Parker, President